Exhibit 10.2

EXHIBIT A

CONVERTIBLE PROMISSORY NOTE

Issuance Date: June 28 2023	U.S. $[ ]

FOR VALUE RECEIVED, Aptorum Group Limited, a Cayman Islands exempt company (“Borrower”), promises to pay to [   ] or its successors or assigns (“Lender”), $[ ] and any interest, fees, charges, and late fees accrued hereunder on the date that is twelve (12) months after the Issuance Date (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of seven percent (7%) per annum from the Issuance Date until the same is paid in full. Upon the Maturity Date, the Lender has the right to extend the term of this Note for twelve (12) months or more or such term subject to mutual consent. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. This Convertible Promissory Note (this “Note”) is issued and made effective as of the date set forth above (the “Effective Date”). This Note is issued pursuant to that certain Securities Purchase Agreement dated June 28, 2023, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

The purchase price for this Note shall be US Dollars $750,000 (the “Purchase Price”). The Purchase Price shall be payable by Lender by wire transfer of immediately available funds.

1. Payment; Prepayment

1.1. Payment. All payments owing hereunder either at the Maturity Date, or at a Borrower Prepayment or Lender Prepayment Request (as defined below) shall be in lawful money of the United States of America, Lender Conversion Shares or Borrower Conversion Shares as applicable (as defined below), as provided for herein, and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2. Borrower Prepayment. So long as no Event of Default (as defined below) has occurred, Borrower shall have the right, exercisable on not less than one (1) Trading Day prior written notice to Lender to prepay the Outstanding Balance (less such portion of the Outstanding Balance for which Borrower has received a Conversion Notice (as defined below) from Lender where the applicable Lender Conversion Shares have not yet been delivered) of this Note, in part or in full, in accordance with this Section 1.2 (a “Borrower Prepayment”). Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to Lender at its registered address or through email and shall state: (i) that Borrower is exercising its right to prepay this Note, and (ii) the date of prepayment, which shall be not less than one (1) Trading Day from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Lender as may be specified by Lender in writing to Borrower. For the avoidance of doubt, Lender shall be entitled to exercise its Conversion (as defined below) rights until the Optional Prepayment Date. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash, unless otherwise agreed by both parties, equal to the then Outstanding Balance of this Note being prepaid and one (1) year of interest payment (the “Optional Prepayment Amount”). In the event Borrower delivers the Optional Prepayment Amount to Lender prior to the Optional Prepayment Date, the Optional Prepayment Amount shall not be deemed to have been paid to Lender until the Optional Prepayment Date. In the event Borrower delivers the Optional Prepayment Amount without an Optional Prepayment Notice, then the Optional Prepayment Date will be deemed to be the date that is one (1) Trading Day from the date that the Optional Prepayment Amount was delivered to Lender and Lender shall be entitled to exercise its conversion rights set forth herein during such one (1) Trading Day period. In addition, if Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to Lender within five (5) Trading Days following the Optional Prepayment Date, Borrower shall forever forfeit its right to prepay this Note.

1.3. Lender Prepayment Request. The Lender shall have the right, exercisable on not less than five (5) Trading Days prior written notice to Borrower to request that the Borrower prepay the remaining Outstanding Balance of this Note, in part or in full, in accordance with this Section 1.3. A prepayment request notice (“Lender Prepayment Request Notice”) shall be delivered to Borrower at its registered address or through email and shall state: (i) that Lender is exercising its right to request that the Borrower prepay this Note, and (ii) the date of prepayment, which shall be not less than five (5) Trading Days from the date of the Prepayment Request Notice. On the date fixed for prepayment, Borrower shall make payment in Borrower Conversion Shares or in cash as determined by the Borrower of the remaining Outstanding Balance set forth in the Lender Prepayment Request Notice to or upon the order of Lender as may be specified by Lender in writing to Borrower.

2. Security. This Note is unsecured.

3. Conversion.

3.1. Lender Conversion. Lender has the right at any time after the Issuance Date until the Outstanding Balance has been paid in full, at its election, to convert (“Lender Conversion”) all or any portion of the Outstanding Balance into fully paid and non-assessable unregistered Class A Ordinary Shares (“Lender Conversion Shares”), par value $0.00001 per share or such par value of the shares at that time (the “Ordinary Shares”), issued in reliance on the Regulation D and/or Regulation S exemption from registration requirements under the Securities Act of 1933, of Borrower as per the following conversion formula: the amount of the Note being converted (the “Conversion Amount”) divided by $3.00 (“Conversion Price”). Conversion notices in the form attached hereto as Exhibit A (each, a “Lender Conversion Notice”) may be effectively delivered to Borrower by any method set forth in the “Notices” Section of the Purchase Agreement, and all Lender Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Lender Conversion Shares from any Lender Conversion to Lender in accordance with Section 7 below.

3.2. Borrower Conversion. Borrower has the right at any time on or after the Maturity Date or pursuant to section 1.3 and the payment of all outstanding interest to convert all or any portion of the Outstanding Balance into fully paid and non-assessable unregistered Ordinary Shares (“Borrower Conversion Shares”), issued in reliance on the Regulation D and/or Regulation S exemption from registration requirements under the Securities Act of 1933, of Borrower as per the same conversion formula in Section 3.1 above. Conversion notices in the form attached hereto as Exhibit B (each, a “Borrower Conversion Notice”) may be effectively delivered to Lender by any method set forth in the “Notices” Section of the Purchase Agreement.

3.3. Adjustments. The Conversion Price shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period that this Note remains outstanding.

4. Trigger Events, Defaults and Remedies.

4.1. Trigger Events. The following are trigger events under this Note (each, a “Trigger Event”): (a) Borrower fails to deliver any Conversion Shares (as defined below) in accordance with the terms hereof; (b) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (c) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (e) an involuntary bankruptcy proceeding is commenced or filed against Borrower; or (f) Borrower fails to observe or perform any covenant set forth in Section 4 of the Purchase Agreement (other than Section 4(vii) of the Purchase Agreement).

4.2. [Reserved]

4.3. Defaults. At any time following the occurrence of a Trigger Event, Lender may, at its option, send written notice to Borrower demanding that Borrower cure the Trigger Event within ten (10) Trading Days following the date of such written notice. If Borrower fails to cure the Trigger Event within the required ten (10) Trading Day cure period, the Trigger Event will automatically become an event of default hereunder (each, an “Event of Default”).

4.4. Default Remedies. At any time and from time to time following the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash. Notwithstanding the foregoing, upon the occurrence of any Trigger Event described in clauses 4.1(c) – 4.1(f), an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of the occurrence of such Trigger Event shall become immediately and automatically due and payable in cash, without any written notice required by Lender for the Trigger Event to become an Event of Default. For the avoidance of doubt, Lender may continue making Conversions at any time following a Trigger Event or an Event of Default until such time as the Note is paid in full. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.4. No such rescission or annulment shall affect any subsequent Trigger Event or Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon Conversion of the Note as required pursuant to the terms hereof.

5. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

6. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7. Method of Conversion Share Delivery. On or before the close of business on the third (3rd) Trading Day following the date of delivery of a Lender Conversion Notice or Borrower Conversion Notice, as applicable (the “Delivery Date”), Borrower shall deliver to Lender (as designated in the Lender Conversion Notice), via reputable overnight courier, a certificate (or such equivalent proof electronically) representing the number of Ordinary Shares equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above.

8. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel.

9. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

10. Cancellation. After repayment or conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

11. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

12. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any Ordinary Shares issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

13. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

14. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

Aptorum Group Limited

By:	/s/ Darren Lui
Darren Lui, CEO

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

[ ]

By:

[Signature Page to Convertible Promissory Note]

ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. “Closing Bid Price” and “Closing Trade Price” means the last closing bid price and last closing trade price, respectively, for the Ordinary Shares on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Ordinary Shares prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Ordinary Shares, the last closing bid price or last trade price, respectively, of the Ordinary Shares on the principal securities exchange or trading market where the Ordinary Shares is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Ordinary Shares in the over-the-counter market on the electronic bulletin board for the Ordinary Shares as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the Ordinary Shares by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for the Ordinary Shares as reported by Nasdaq and any successor thereto. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Ordinary Shares on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Ordinary Shares on such date shall be the fair market value as mutually determined by Lender and Borrower. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A2. “Conversion” means a Lender Conversion or Borrower Conversion under Section 3.

A3. “Other Agreements” means, collectively, all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand.

A4. “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, plus the OID, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges (including without limitation Conversion Delay Late Fees) incurred under this Note.

A5. “Issuance Date” means the date the Purchase Price is delivered by Lender to Borrower.

A6. “Trading Day” means any day on which Borrower’s principal market is open for trading.

A7. “Trigger Event” means any Trigger Event occurring under Sections 4.1(a) – 4.1(f).

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Attachment 1 to Convertible Promissory Note, Page 1

EXHIBIT A

[INVESTOR LETTERHEAD]

Aptorum Group Limited	Date:________________

Attn: Darren Lui

17 Hanover Square, London

W1S 1BN, United Kingdom

LENDER CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Aptorum Group Limited , a Cayman Islands exempt company (the “Borrower”), pursuant to that certain Convertible Promissory Note made by Borrower in favor of Lender on [ ], 2023 (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable unregistered Ordinary Shares of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Lender Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Lender Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of Conversion: ____________

B.	Lender Conversion #: ____________

C.	Conversion Amount: ____________

D.	Conversion Price: _______________

E.	Lender Conversion Shares: _______________ (C divided by D)

F.	Remaining Outstanding Balance of Note: ____________*

*	Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Lender Conversion Notice and such Transaction Documents.

Lender Conversion Shares shall be delivered in book entry format to Lender after receipt of this Lender Conversion Notice to:

_____________________________________

_____________________________________

_____________________________________

[Signature Page Follows]

Exhibit A to Convertible Promissory Note, Page 1

Sincerely,

Lender:

By:

Exhibit A to Convertible Promissory Note, Page 2

EXHIBIT B

[COMPANY LETTERHEAD]

[INVESTOR]	Date:_________________

BORROWER CONVERSION NOTICE

The above-captioned Borrower hereby gives notice to [Investor] (the “Lender”), pursuant to that certain Convertible Promissory Note made by Borrower in favor of Lender on [   ], 2023 (the “Note”), that Borrower elects to convert the portion of the Note balance set forth below into fully paid and non-assessable unregistered Ordinary Shares of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Borrower Conversion Notice and the Note, the Note shall govern. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of Conversion: ____________

B.	Borrower Conversion #: ____________

C.	Conversion Amount: ____________

D.	Conversion Price: _______________

E.	Borrower Conversion Shares: _______________ (C divided by D)

F.	Remaining Outstanding Balance of Note: ____________*

*	Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Borrower Conversion Notice and such Transaction Documents.

Borrower Conversion Shares shall be delivered in book entry format to Lender after receipt of this Borrower Conversion Notice to:

_____________________________________

_____________________________________

_____________________________________

[Signature Page Follows]

Sincerely,

Borrower:

By: